                                                                   EXHIBIT 10.15

                            ASSET PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER 30, 1997

                                  BY AND AMONG

                            ASYST TECHNOLOGIES, INC
                           A CALIFORNIA CORPORATION,

                             ASYST AUTOMATION, INC
                             A DELAWARE CORPORATION

                                      AND

                          PALO ALTO TECHNOLOGIES, INC
                            A CALIFORNIA CORPORATION



                   [*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
                   RESPECT TO THE OMITTED PORTIONS.

                               TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  SALE OF ASSETS..................................................  1

SECTION 2.  CONSIDERATION FOR TRANSFER OF THE ASSETS........................  2
      2.1   Purchase Price..................................................  2
      2.2   Earn-Out Payments...............................................  2
      2.3   Audit...........................................................  2
      2.4   Conversion......................................................  2
      2.5   License Back....................................................  3
      2.6   Distribution....................................................  3

SECTION 3.  THE CLOSING.....................................................  3
      3.1   The Closing.....................................................  3
      3.2   Documents to be Delivered at Closing............................  3
      3.3   Use of Assets...................................................  4

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF SELLERS.......................  4
      4.1   Organization; Power; Good Standing..............................  4
      4.2   Authority, Approval and Enforceability..........................  4
      4.3   No Conflict.....................................................  4
      4.4   No Consent Required.............................................  5
      4.5   Title to Assets.................................................  5

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER.........................  5
      5.1   Organization; Power; Good Standing..............................  5
      5.2   Authority, Approval and Enforceability..........................  5
      5.3   No Conflict.....................................................  5
      5.4   No Consent Required.............................................  6

SECTION 6.  ADDITIONAL AGREEMENTS...........................................  6
      6.1   Confidentiality.................................................  6
      6.2   Payment of Expenses.............................................  6
      6.3   Sales, Transfer and Use Taxes...................................  6
      6.4   Information Relating to Taxes...................................  7
      6.5   Employees.......................................................  7
      6.6   Buyer's Advisors................................................  7
      6.7   Further Assurances..............................................  7

SECTION 7.  MISCELLANEOUS...................................................  7
      7.1   Entire Agreement................................................  7
      7.2   Amendment and Waiver............................................  7

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

      7.3   Delays or Omissions.............................................  7
      7.4   Assignment:  Binding Upon Successors and Assigns................  8
      7.5   Notices.........................................................  8
      7.6   Survival of Representations and Warranties......................  9
      7.7   Incorporation of Schedules and Exhibits.........................  9
      7.8   Expenses........................................................  9
      7.9   Captions........................................................  9
      7.10  Severability....................................................  9
      7.11  Governing Law...................................................  9
      7.12  Counterparts....................................................  9
      7.13  Attorneys' Fees.................................................  9

                                      ii.

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of September 30, 1997, by and among ASYST TECHNOLOGIES, INC., a California corporation and ASYST AUTOMATION, INC., a Delaware corporation (collectively, the "Sellers") and PALO ALTO TECHNOLOGIES, INC., a California corporation (the "Buyer").

                                    RECITALS

     WHEREAS, Sellers have been engaged in the business of developing and marketing automation products for use in semiconductor manufacturing and has announced its intention to withdraw from such business (the "Business");

     WHEREAS, Sellers have in the course of operating the Business developed preliminary product designs and prototypes for products related to the automation of semiconductor manufacturing that have not been marketed and Sellers own certain equipment useful in this product development that it will not need to meet its remaining customer obligations associated with the Business; and

     WHEREAS, Buyer desires to purchase from Sellers and Sellers desire to sell to Buyer, such software, designs, prototypes and equipment, together with Sellers' intellectual property rights pertaining thereto all as described in Exhibit A hereto (collectively, the "Assets") on the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. SALE OF ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), Sellers shall sell, convey, assign, grant, transfer and deliver to Buyer, and Buyer shall purchase, acquire and receive from Sellers the Assets, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind, nature or character ("Liens").

     The parties acknowledge that Sellers' rights under the Software License Agreement (the "License Agreement") among Asyst Automation, Inc., Toshiba Mechatronics Co., Ltd. ("Toshiba") and Mitsui & Co., Ltd. (relating to the MCS software) are intended to be included in the Assets but that the License Agreement may only be assigned by Sellers to Buyer with the consent of Toshiba. Sellers will use commercially reasonable efforts to obtain such consent. Notwithstanding any such assignment, Sellers shall remain responsible to pay Toshiba the installment payments set forth in Section 5.1 of the License Agreement and Buyer shall be liable

                                      1.

for royalties payable under Section 5.2 of the License Agreement for software sold by Buyer. Sellers shall have no further liability to Buyer pursuant to the License Agreement.

     Any intellectual property relating to the Field (as defined below) which is developed by Sellers' employees whose principal work related to the Field including Mihir Parikh and Anthony Bonora on or before December 31, 1997, shall be deemed to be included within the Assets and to be the property of Buyer.

SECTION 2.  CONSIDERATION FOR TRANSFER OF THE ASSETS

     2.1 PURCHASE PRICE. Subject to the terms and conditions of these Agreement, in consideration of the transfer of the Assets, Buyer shall pay to Sellers the "Earn-Out Payments" (as defined below) up to an aggregate of $2,000,000.

     Notwithstanding anything else in this Agreement to the contrary, except as specifically set forth in Section 1, Buyer shall not assume, pay, perform, or discharge, and Sellers shall solely retain, pay, perform and discharge, all obligations and liabilities of Sellers relating to the Business, whether disclosed, undisclosed, direct, indirect, fixed or contingent, known or unknown, incurred in the ordinary course of business or otherwise.

     2.2 Earn-Out Payments. Subject to the terms and conditions of this Agreement, in consideration of the transfer of the Assets, Buyer shall pay to Sellers Earn-Out Payments equal to 4.0% of the Gross Revenue of Buyer. The Gross Revenue of Buyer means the Buyer's actual revenue from all sources relating to transport systems and transfer (conveyor to tool loadport and/or stocker) systems in connection with manufacturing automation (the "Field") less freight, sales tax and insurance, and shall be determined using Generally Accepted Accounting Principles. The Earn-Out Payments shall be paid quarterly within forty-five (45) days following the end of each quarter (the "Payment Date"). On each Payment Date, Buyer shall deliver to Sellers a statement setting forth in reasonable detail the Gross Revenue of Buyer and the Earn-Out Payments.

     2.3 AUDIT. For six (6) months following the payment of the final Earn-Out Payment, Sellers shall have reasonable access to the financial books and records of Buyer and Buyer's successor-in-interest of the Business for the purpose of auditing the Earn-Out Payments, subject to reasonable confidentiality restrictions. If the audit results in any additional payments to Sellers in excess of ten thousand dollars ($10,000) (the "Minimum Earn-Out Discrepancy"), then Buyer shall be liable for the fees and expenses of the auditor. If the audit results in no additional payments to Sellers or payments below the Minimum Earn-Out Discrepancy, then Sellers shall be liable for the auditor's fees and expenses. Buyer shall make any additional payments to the Sellers within twenty
(20) days after the completion of the audit. The auditor shall be a national accounting firm satisfactory to the Sellers and Buyer.

     2.4  CONVERSION.  The right to receive Earn-Out Payments pursuant to
Section 2.1 may be converted, at the option of Sellers, into shares of Buyer's securities sold at the closing of an equity financing for Buyer in which the aggregate gross proceeds raised by Buyer (including any

                                      2.

previous sales of Buyer's equity) is at least $3,000,000; provided, however that if such conversion would cause Sellers to own more than 9.5% of the outstanding, voting stock of Buyer, then only such amount of Earn-Out Payments that would convert into 9.5% of the outstanding voting stock of the Company may be converted and the remaining Earn-Out Payments shall remain available for conversion at the option of Sellers in any subsequent financing. The number of shares issuable to Sellers upon conversion of the Earn-Out Payments in connection with any financing shall be equal to the principal amount of Earn-Out Payments that is being converted divided by the price per share at which Buyer sells its equity securities in such financing. Sellers shall not have the right to convert Earn-Out Payments which have been paid by Buyer pursuant to Section 2.2, and the amount of any such payments shall be deducted from the balance available for conversion hereunder.

     2.5 LICENSE BACK. The parties acknowledge that Sellers' products may contain intellectual property sold to Buyer pursuant to this Agreement, accordingly, Buyer grants to Sellers the worldwide, non-exclusive, royalty-free, fully-paid and perpetual right and license, with the right of sublicense, in and to the intellectual property included within the Assets to use, sell, distribute, reproduce, modify, make and have made, any of the Sellers' current products in the Field and any of Sellers' current and future products outside the Field. The limitations on such license in this Section 2.5 with respect to the Field shall expire on May 15, 2002.

     2.6  DISTRIBUTION.    Buyer hereby grants Sellers the non-exclusive,
worldwide right and license to distribute and sell any of Buyer's products on terms and conditions mutually acceptable to Buyer and Sellers which are no less favorable than the most favorable terms granted to other distributors of Buyer, provided that Buyer may grant exclusive distribution rights to third parties in particular markets if such exclusive distribution rights are first offered to Sellers on the same terms and conditions as later offered to such third party and Sellers do not accept the offer; provided, however, that Sellers have or are reasonably expected to have the capability of performing such exclusive distribution function in such particular markets in a reasonably comparable manner to such third party. This Section 2.6 shall terminate on the earlier of
(i) the fifth anniversary of this Agreement or (ii) if Sellers offer for sale their own products relating to the automation of semiconductor manufacturing which compete directly with Buyer's products.

SECTION 3.  THE CLOSING.

     3.1 THE CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California at 10:00 a.m. Pacific Time on September 30, 1997 or such other place, time and date as Buyer and Sellers may mutually select. The time and date on which the Closing is actually held is referred to herein as the "Closing Date."

     3.2 DOCUMENTS TO BE DELIVERED AT CLOSING. On the Closing Date, subject to the terms and conditions of this Agreement, Sellers shall deliver to Buyer such bills of sale, assignments, endorsements and other recordable instruments of assignment, transfer and conveyance, in form and substance reasonably satisfactory to Buyer and its counsel, as shall be

                                      3.

effective to vest in Buyer all of the right, title and interest of Sellers in and to the Assets free and clear of all Liens.

     3.3 USE OF ASSETS. Following the Closing, Sellers shall be entitled to use the Assets as necessary for the wind-up of Asyst Automation, Inc. In such case, the physical transfer of such Assets shall occur on a date to be agreed by the parties, but no later that September 30, 1997, and Sellers shall insure the Assets for the benefit of Buyer until such transfer.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF SELLERS.

     Except as set forth on the Schedule of Exceptions, Sellers hereby represent and warrant to Buyer as follows:

     4.1 ORGANIZATION; POWER; GOOD STANDING. Asyst Technologies, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California, Asyst Automation, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each of the Sellers has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify could have a material adverse effect on Sellers, taken as a whole, or the Assets.

     4.2  AUTHORITY, APPROVAL AND ENFORCEABILITY.

          (a) Each of the Sellers has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and all corporate action of Sellers necessary for such execution delivery and performance has been duly taken.

          (b) This Agreement is a legal, valid and binding obligation of Sellers, and, upon due execution and delivery by the parties thereto, all agreements, instruments and documents to be executed by Sellers in connection with the transactions contemplated hereby will be legal, valid and binding obligations of Sellers, each enforceable against Sellers in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     4.3 NO CONFLICT. The execution and delivery by Sellers of this Agreement and any other agreements, instruments and documents to be executed and delivered by Sellers pursuant hereto do not, and the performance and consummation by Sellers of the transactions contemplated hereby and thereby will not, conflict with or result in any breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of Sellers' charter documents, each as amended,

                                      4.

or any statute, rule, regulation, judicial or governmental decree, order or judgment, to which Sellers is a party or to which Sellers or the Assets are subject.

     4.4 NO CONSENT REQUIRED. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal to which Sellers or the Assets are subject is required for the execution, delivery or performance by Sellers of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby or thereby.

     4.5 TITLE TO ASSETS. Sellers have good and marketable title to the Assets, free and clear of all Liens. Upon delivery by Sellers to Buyer of the Assets at Closing, Buyer will acquire good and marketable title to the Assets free and clear of all Liens.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     As a material inducement to Sellers to enter into this Agreement, Buyer represents and warrants to Sellers as follows:

     5.1 ORGANIZATION; POWER; GOOD STANDING. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify could have a material adverse effect on the business, assets, operations or financial condition of Buyer.

     5.2  AUTHORITY, APPROVAL AND ENFORCEABILITY.

          (a) Buyer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and all corporate action of Buyer necessary for such execution, delivery and performance has been duly taken.

          (b) This Agreement is a legal, valid and binding obligation of Buyer, and, upon due execution and delivery by the parties thereto, all agreements, instruments and documents to be executed by Buyer in connection with the transactions contemplated hereby will be legal, valid and binding obligations of Buyer, each enforceable against Buyer in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     5.3 NO CONFLICT. The execution and delivery by Buyer of this Agreement and any other agreements, instruments and documents to be executed and delivered by Buyer pursuant


                                      5.

hereto do not, and the performance and consummation by Buyer of the transactions contemplated hereby and thereby will not, conflict with or result in any breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of Buyer's charter documents, each as amended, or any statute, rule, regulation, judicial or governmental decree, order or judgment, agreement, lease or other instrument to which Buyer is a party or to which Buyer or its assets are subject that has or is likely to have a material adverse effect on the business, assets, operations or financial condition of Buyer.

     5.4 NO CONSENT REQUIRED. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which Buyer is a party or to which Buyer or its assets are subject that has or is likely to have a material adverse effect on the business, assets, operations or financial condition of Buyer, is required for the execution, delivery or performance by Buyer of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

SECTION 6.  ADDITIONAL AGREEMENTS.

     6.1 CONFIDENTIALITY. For a period of three years from the date of this Agreement, each party hereto shall hold in confidence and use its best efforts to have all of their respective employees, agents, representatives and affiliated companies hold in confidence all documents and other written material containing information of a confidential nature belonging to the other party (including, but not limited to, the intellectual property rights contained in the Assets), and, except as contemplated by this Agreement, shall not disclose, publish, use or permit others to use the same; provided, however, that the foregoing restriction shall not apply to any portion of the foregoing which:
(i) becomes generally available to the public in any manner or form through no fault of either party, or their respective employees, agents or representatives;
(ii) is released for disclosure by one party with the other party's consent or
(iii) when such disclosure is required by a court or a governmental agency or is otherwise required by law or is necessary in order to establish rights under this Agreement or any other agreements referred to herein.

     6.2 PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated and, except as otherwise may be expressly provided herein, each party shall pay its own fees, expenses and disbursements and those of its respective agents, representatives, consultants, accountants and counsel incurred in connection with this Agreement and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by such party under this Agreement.

     6.3 SALES, TRANSFER AND USE TAXES. Sellers shall pay all sales, transfer and use taxes arising out of the transfer of the Assets.

                                      6.

     6.4 INFORMATION RELATING TO TAXES. Sellers shall furnish to Buyer from time to time after the Closing Date any information reasonably requested by Buyer which is in the possession of or reasonably available to Sellers to permit
Buyer: (i) to file on a timely basis its federal income tax returns and its estimated federal income tax returns and any other tax returns which may be required by any federal, state, local or foreign tax authority, and (ii) to comply with orders issued by any federal, state, local or foreign governmental authority.

     6.5 EMPLOYEES. Buyer may hire any employee of Asyst Automation, Inc. or any employee of Asyst Technologies, Inc. whose principal work relates to the Field, however, such hired employees must give Sellers three months written notice of the termination of their employment with Sellers.

     6.6 BUYER'S ADVISORS. It is understood that Mihir Parikh and Anthony Bonora will serve as advisors to or directors of Buyer while continuing to serve as employees and officers of Sellers. The parties agree that any intellectual property relating to the Field developed by Mihir Parikh and Anthony Bonora which is developed by either of them while in Sellers' employ shall nevertheless be deemed to be the property of Buyer; provided, however, that if either Mihir Parikh or Anthony Bonora use the laboratory or testing equipment of Sellers in developing such intellectual property, then such intellectual property shall be the property of Sellers pursuant to the Proprietary Information and Inventions Assignment Agreement or similar agreement between Sellers and Mihir Parikh or Anthony Bonora, respectively.

     6.7 FURTHER ASSURANCES. Sellers, at any time after the Closing, at the request of Buyer and at Buyer's sole expense, shall execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, and will take any other action consistent with the terms of this Agreement, that may reasonably be necessary for the purpose of assigning, granting and confirming to Buyer all Assets to be conveyed pursuant to this Agreement.

SECTION 7.  MISCELLANEOUS.

     7.1 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits hereto, contains the entire understanding among the parties hereto and with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, representations, inducements or conditions, express or implied, oral or written, except as set forth herein. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     7.2 AMENDMENT AND WAIVER. This Agreement may not be modified, amended or supplemented other than by an agreement in writing executed by all parties hereto. No waiver shall be binding unless executed in writing by the party making the waiver. No waiver of any provisions, breach or default of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

                                      7.

     7.3 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach, default or noncompliance under this Agreement or any waiver of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or otherwise afforded to any party, shall be cumulative and not alternative.

     7.4 ASSIGNMENT: BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     7.5 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next business day following receipt of telex or telecopy transmission, or upon the third day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

          (a)  If to Buyer:

                         Palo Alto Technologies, Inc.
                         c/o Michael Danaher
                         Wilson Sonsini Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto, CA  94304
                         Telephone:  (415) 493-9300
                         Telecopy:   (415) 493-6811

          (b)  If to Sellers:

                         Asyst Technologies, Inc.
                         48761 Kato Road
                         Fremont, Ca 94538
                         Telephone:  (510) 661-5000
                         Telecopy:   (510) 661-5151
                         Attn:  Douglas J. McCutcheon

Any party may alter the addresses to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7.5 for the giving of notice.


                                      8.

     7.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any party to this Agreement or pursuant hereto shall survive the Closing. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

     7.7 INCORPORATION OF SCHEDULES AND EXHIBITS. All schedules, exhibits and other documents and written information required to be delivered pursuant to this Agreement are incorporated into this Agreement by this reference and are warranted by the party or parties which deliver the same to be accurate and complete in all material respects.

     7.8 EXPENSES. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

     7.9 CAPTIONS. The captions contained in this Agreement are for convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

     7.10 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     7.11 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

     7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all of the parties indicated as the signatories hereto.

     7.13 ATTORNEYS' FEES. In the event that any action or proceeding is brought by either party to enforce or interpret any provision, covenant or condition contained in this Agreement, the prevailing party in such action or proceeding (whether after trial or appeal) shall be entitled to recover from the party not prevailing its expenses therein, including reasonable attorneys' fees and allowable costs.

                                      9.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


     BUYER:                   PALO ALTO TECHNOLOGIES, INC.
                              a California company



                              By: /s/ Mihir Parikh
                                  ----------------------------
                              Name:   Mihir Parikh
                              Title:  Chairman


     SELLERS:                 ASYST TECHNOLOGIES, INC.
                              a California corporation



                              By: /s/ Douglas J. McCutcheon
                                  -----------------------------
                                  Douglas J. McCutcheon
                                  Senior Vice President and
                                  Chief Financial Officer


                              ASYST AUTOMATION, INC.
                              a Delaware corporation



                              By: /s/ Douglas J. McCutcheon
                                  ------------------------------
                                  Douglas J. McCutcheon
                                  Senior Vice President and
                                  Chief Financial Officer

                                      10.

                                   EXHIBIT A
                                   ---------


1.0   TRANSPORT SYSTEM (AKA, "SMART-CONVEYOR" OR 'ATS')
----  -------------------------------------------------

  1.1 Designs, concepts, drawings, system hardware, electronics software, engineering notebooks, assembly documentation.
  1.2 Data/Information regarding suppliers, Bill of Materials, costs, PCB artwork, tools.
  1.3 Intellectual property invention and patent disclosures (as per attached list), files, notebooks, agreements between Asyst Automation and with AESOP dated June 18, 1996.
  1.4 Data on tests, performance, simulation, market studies.
  1.5 Prototype and related hardware of conveyor, rotator ('director'), miscellaneous subsystems and components, such as motors, PCB, computer, minienvironment test bed, pods, cassettes, boxes for testing.


2.0   TRANSFER (CONVEYOR TO TOOL LOADPORT AND/OR STOCKER) SYSTEM
----  ----------------------------------------------------------

  2.1 Concept, designs invention/patent disclosures (as per attached list) for mechanisms for loading tool port or other locations from conveyor.
  2.2 Concept, designs, invention/patent disclosure (as per attached list) for modifications, enhancement, additions to cassettes, pods, containers to facilitate, improve transfer, transport or loading of tool ports.

3.0   MATERIAL ROUTING MANAGEMENT AND SOFTWARE
----  ----------------------------------------

  3.1 Concept, designs, invention/patent disclosure (as per attached list) for use of identification and tracking systems (bar code, Smart-Tags, long/short range IR or RF devices) for enabling, enhancing transport, transfer and loading of tool ports.
  3.2 Material Control Software ("MCS") and Tracker Software including PLC, standalone and embedded for routing, managing and scheduling of lot (cassette, pod, container) movement and delivery.
  3.3 Toshiba developed and licensed to AAI MCS software as per agreement with Asyst Technologies and Toshiba Mechatronics Company, LTD. dated March 12, 1997.

4.0   MISC. ASSETS FROM AAI AVAILABLE NO LATER THAN SEPTEMBER 30,1997
----  ---------------------------------------------------------------

  4.1 Up to ten (10) computers, ten (10) printers, one (1) network server computer, and two (2) copiers presently on AA1 asset list. These items are to be first available and selected by the buyer before being made available to ATI or any other party.
  4.2 Office desks, chairs, bookcases, and office dividers, etc. for up to ten
      (10) professionals. These items are to be first available and selected by the buyer before being made available to AT1 or any other party.

                             STRICTLY CONFIDENTIAL

                              LIST OF DISCLOSURES
                              -------------------

57. [*]

78. [*]

xx. [*]

xx. [*]

xx. [*]

xx. [*]




                   [*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN
                   OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
                   RESPECT TO THE OMITTED PORTIONS.

                                  BILL OF SALE

     ASYST TECHNOLOGIES, INC., a California corporation, and ASYST AUTOMATION, INC., a Delaware corporation (collectively, the "Assignors"), which have been engaged in the business of developing and marketing automation products for use in semiconductor manufacturing (the "Business"), for good and valuable consideration to them, receipt of which is hereby acknowledged, do hereby sell, assign, transfer, and convey unto PALO ALTO TECHNOLOGIES, INC., a California corporation (hereinafter called "Assignee"), its successors and assigns, all rights (whether at common law or otherwise), title and interest in and to certain product designs and prototypes for products related to the Business that have not been marketed, certain software and certain equipment, together with the intellectual property pertaining thereto, all as described on Exhibit A to the Asset Purchase Agreement dated September 30, 1997 by and among the Assignors and the Assignee (collectively, the "Assets"), free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind, nature or character ("Liens"), to have and to hold the Assets forever.

     Assignors, subject to the terms of the Asset Purchase Agreement relating to the sale of Assignors' assets, do hereby warrant, covenant, and agree that they:

          (a) have good and marketable title to the assets, business, and goodwill hereby sold, assigned, transferred, conveyed, and delivered;

          (b) will warrant and defend the sale of said assets, business, and goodwill against all and every person or persons whomsoever claiming to or making claim against any or all of the same; and

          (c) will take all steps necessary to put Assignee, its successor or assigns, in actual possession and operating control of said assets.

     IN WITNESS WHEREOF, Assignors have caused the same to be signed this 30th day of September, 1997.


ASYST AUTOMATION, INC.                                  ASYST TECHNOLOGIES, INC.



By:  /s/ Douglas J. McCutcheon              By:  /s/ Douglas J. McCutcheon
     ---------------------------                 ---------------------------
     Douglas J. McCutcheon                       Douglas J. McCutcheon
     Senior Vice President and                   Senior Vice President and
     Chief Financial Officer                     Chief Financial Officer



                                      1.

                        INTELLECTUAL PROPERTY ASSIGNMENT


     THIS ASSIGNMENT is made this 30th day of September, 1997, by ASYST TECHNOLOGIES, INC., a California corporation and ASYST AUTOMATION, INC., a Delaware corporation, (collectively, the "Assignors"), in favor of PALO ALTO TECHNOLOGIES, INC., a California corporation (the "Assignee").

     WHEREAS, Assignors and Assignee have entered into that certain Asset Purchase Agreement dated September 30, 1997 (the "Asset Purchase Agreement"), which, along with the promises contained herein, constitute mutual consideration for the promises herein;

     NOW, THEREFORE, for consideration the adequacy and receipt of which is hereby acknowledged, the Assignors hereby:

     1. ASSIGN to Assignee all of its right, title and interest in and to the intellectual property referenced on Exhibit A of the Asset Purchase Agreement.

     2. AGREE to assist Assignee in every proper way, at Assignee expense, to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets assigned hereunder. To that end Assignors will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) as Assignee may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof.

     3. APPOINT and designate irrevocably Assignee and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Assignors, in the event Assignee is unable for any reason, after reasonable effort, to secure Assignors' signature on any document needed in connection with the actions specified in the preceding paragraph. Assignors hereby waive and quitclaim to Assignee any and all claims of any nature whatsoever which it now or may hereafter have for infringement of any proprietary rights assigned hereunder to the Assignee.

     IN WITNESS WHEREOF, Assignors have executed this Assignment as of the day and year first above written.

ASSIGNORS
Asyst Technologies, Inc.                 Asyst Automation, Inc.


/s/ Douglas J. McCutcheon                /s/ Douglas J. McCutcheon
--------------------------               ---------------------------
DOUGLAS J. MCCUTCHEON                    DOUGLAS J. MCCUTCHEON
Senior Vice President and                Senior Vice President and
Chief Financial Officer                  Chief Financial Officer